Exhibit 99.2
ImaRx Therapeutics, Inc.
Pro Forma Condensed Combined Balance Sheet
(Unaudited)

		Sweet Spot
	Sycamore	Productions,				ImaRx
	Films, Inc. as of	Inc. as of				Therapeutics,
	January 31,	January 31,	Pro Forma		Pro Forma	Inc. December	Pro Forma		Pro Forma
	2010	2010	Adjustments	Reference	Combined	31, 2009	Adjustments	Reference	Combined
Assets
Current assets:
Cash	$—	$62,641			$62,641	$133,000			$195,641
Accounts receivable, net	—	28,761			28,761	—			28,761
Discontinued operations	—	—			—	100,000			100,000

Total current assets	—	91,402			91,402	233,000			324,402
Property and equipment, net	—	24,149			24,149	—			24,149
Intangible assets and goodwill	—	—	1,397,063	[1]	1,397,063	—			1,397,063

Total Assets	$—	$115,551			$1,512,614	$233,000			$1,745,614

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$—	$58,185			$58,185	114,000			$172,185
Accrued liabilities	—	27,014			27,014	26,000			53,014
Put right — common stock	—	—	1,200,000	[1]	1,200,000	—			1,200,000
Notes payable	40,000	—			40,000	—			40,000
Deferred revenue	—	1,956			1,956	—			1,956

Total current liabilities	40,000	87,155			1,327,155	140,000			1,467,155

Deferred tax liability	—	5,085			5,085	—			5,085
Tax contingency reserve	—	220,374			220,374	—			220,374

Total liabilities	40,000	312,614			1,552,614	140,000			1,692,614

Stockholders’ Equity (deficit):
Common stock at par	—	12,500	(12,500)	[3]	—	1,000	8,104	[2]	9,104
Additional paid-in capital	—	—			—	91,982,000	(91,898,104)	[3]	83,896
Accumulated deficit	(40,000)	(209,563)	209,563	[3]	(40,000)	(91,890,000)	91,890,000	[3]	(40,000)

Total shareholders’ equity (deficit)	(40,000)	(197,063)			(40,000)	93,000			53,000

Total Liabilities and Shareholders’ Equity (Deficit)	$—	$115,551			$1,512,614	$233,000			$1,745,614

See accompanying notes

ImaRx Therapeutics, Inc.
Pro Forma Condensed Combined Statement of Operations
(Unaudited)

	Sycamore	Sweet Spot
	Films, Inc. for	Productions,				ImaRx
	the Three	Inc. for the				Therapeutics,
	Months Ended	Three Months				Inc. Three
	January 31,	Ended January	Pro Forma		Pro Forma	Months Ended	Pro Forma
	2010	31, 2010	Adjustments	Reference	Combined	March 31, 2010	Adjustments	Reference
Sales	$—	$128,986			$128,986	$—			$128,986
Cost of sales	—	57,880			57,880	—			57,880

Gross profit (loss)	—	71,106			71,106	—			71,106

Operating expenses:
Selling and marketing	—	9,222			9,222	—			9,222
General and administrative	—	62,008			62,008	58,326			120,334

Total operating expenses	—	71,230			71,230	58,326			129,556

Operating loss	—	(124)			(124)	(58,326)			(58,450)

Other income (expense):
Other	—	750			750	14,995			15,745
Interest expense	—	—			—				—
Interest income	—	—			—				—

	—	626			626	(43,331)			(42,705)
Income taxes	—	(4,064)			(4,064)	—			(4,064)

Net loss	$—	$(3,438)			$(3,438)	$(43,331)			$(46,769)

Net loss per share						$(0.00)			$(0.00)

Weighted average number of common shares outstanding			—			11,665,733	79,376,735	[2]	91,042,468

See accompanying notes

ImaRx Therapeutics, Inc.
Pro Forma Condensed Combined Annual Statement of Operations
(Unaudited)

						ImaRx
	Sycamore	Sweet Spot				Therapeutics,
	Films, Inc. for	Productions,				Inc. Year
	the Year Ended	Inc. for the				Ended
	October 31,	Year Ended	Pro Forma		Pro Forma	December	Pro Forma
	2009	October 31, 2009	Adjustments	Reference	Combined	31, 2009	Adjustments	Reference
Sales	$—	$413,793			$413,793	$—			$413,793
Cost of sales	—	304,009			304,009	—			304,009

Gross profit (loss)	—	109,784			109,784	—			109,784

Operating expenses:
Selling and marketing	—	44,248			44,248	—			44,248
General and administrative	39,748	127,869			167,617	972,000			1,139,617

Total operating expenses	39,748	172,117			211,865	972,000			1,183,865

Operating loss	(39,748)	(62,333)			(102,081)	(972,000)			(1,074,081)
Other income (expense):
Other	—	2,500			2,500	396,000			398,500
Interest expense	—	—			—				—
Interest income	—	—			—	2,000			2,000

	(39,748)	(59,833)			(99,581)	(574,000)			(673,581)
Income taxes	—	(15,217)			(15,217)				(15,217)

Net loss	$(39,748)	$(75,050)			$(114,798)	$(574,000)			$(688,798)

Net loss per share						$(0.05)			$(0.01)

Weighted average number of common shares outstanding			—			10,709,689	79,376,735	[2]	90,086,424

See accompanying notes

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS
Basis of presentation
On March 23, 2010, ImaRx Therapeutics, Inc. (the “Company” or “ImaRx”) entered into (i) Stock Purchase Agreement and (ii) Plan of Merger with Sycamore Films (“Sycamore Films”), Sweet Spot, Inc. (“Sweet Spot”), collectively (“Sycamore”) (the “Merger Agreement”). Pursuant to the Merger Agreement, Sweet Spot merged with and into Sycamore Films and the shareholders of Sweet Spot will become shareholders of Sycamore Films. Sycamore Films will continue the operation of the Sweet Spot business. Immediately following the closing of the Merger Agreement, ImaRx and Sycamore Films entered into the Stock Purchase Agreement. Under the terms of the Stock Purchase Agreement ImaRx is to issue approximately 79,376,735 shares of its common stock to the Sycamore shareholders including the former shareholders of Sweet Spot. As a result, Sycamore will become a wholly-owned subsidiary of ImaRx and the former shareholders of Sycamore will hold in the aggregate approximately 85% of ImaRx’s outstanding shares of common stock.
The consider paid by Sycamore Films in connection with its acquisition of Sweet Spot consists of the following:

Consideration Paid:
Issuance of common stock put right to Sweet Spot	$800,000
Issuance of convertible notes payable to Sweet Spot	400,000

$1,200,000

The value of the common stock put right was determined based on the contractual obligation of Sycamore Films to repurchase the stock pursuant to the Plan of Merger.
The acquisition of Sweet Spot by Sycamore Films was accounted for using the purchase method of accounting in accordance Accounting Standards Codification No. 805, “Business Combinations”, whereby the estimated purchase price has been allocated to tangible and intangible net assets acquired based upon consideration paid and the preliminary fair values at the date of acquisition. Estimates for identifiable intangible asset are being determined based on valuations which have not been completed as of the date of this filing. Valuations require significant estimates and assumptions including, but not limited to, estimating future cash flows and developing appropriate discount rates. The purchase price and fair value estimates for the purchase price allocations will be refined as additional information becomes available and valuations are completed. The assets and liabilities of Sweet Spot are as of January 31, 2010. The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of the net assets acquired, assuming the close of the acquisition was on January 31, 2010:

Cash	$62,641
Accounts receivable, net	28,761
Property and equipment, net	24,149
Intangible assets and goodwill	1,397,063
Accounts payable	(58,185)
Accrued liabilities	(27,014)
Deferred revenue	(1,956)
Deferred tax liability	(5,085)
Tax contingency reserve	(220,374)

$1,200,000

The fixed assets are estimated to be depreciated from the date of acquisition with estimated useful lives ranging from three to five years. The estimated useful life of the intangible asset will be amortized over their respective estimated lives which will be determined upon completed of the purchase price allocation.
Any resulting goodwill is not subject to amortization and the amount assigned to goodwill is not deductible for tax purposes.
The acquisition of Sycamore by ImaRx is being accounted for as a reverse acquisition, whereby the assets and liabilities of Sycamore are reported at their historical cost since Sycamore was issued common stock equal to 85% of the total outstanding shares immediately after the transaction. The Company is accounting for the transaction in accordance with Accounting Standards Codification No 805 “Business Combinations.” The assets and liabilities of Sweet Spot are recorded at their historical cost basis on the date immediately preceding the transaction.
The unaudited pro forma combined condensed balance sheet was prepared assuming the transaction closed on March 31, 2010. The unaudited pro forma combined condensed statements of operations were prepared assuming the transaction had taken place at the beginning of ImaRx’s respective periods ended December 31, 2009 and March 31, 2010. These statements should be read in conjunction with the historical consolidated financial statements and related notes in ImaRx Annual Report on Form 10-K for the year ended December 31, 2009 and the Quarterly Report on Form 10-Q for the three-month periods ended March 31, 2010 to be filed on May 24, 2010. The unaudited pro forma combined condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had such transactions taken place at the beginning of the respective periods.

We are providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of ImaRx and Sycamore and the related notes thereto.
The columns captioned “ImaRx” represents the balance sheet of ImaRx as of March 31, 2010 and the related statements of operations for the year ended December 31, 2009 and for the three months ended March 31, 2010. The columns captioned “Sycamore” represent the balance sheet of Sycamore together with Sweet Spot as of January 31, 2010 and the related statements of operations for the year ended October 31, 2009 and for the three months ended January 31, 2010.
The unaudited pro forma combined condensed balance sheet and statements of operations have been prepared to give effect to the following pro forma adjustments which are deemed to be directly attributable to the transaction:
1.	Issuance of $800,000 of puttable common stock issued by Sycamore Films to Sweet Spot and the issuance of $400,000 of notes payable to Sweet Spot in connection with Plan of Merger.

2.	The issuance of 79,376,735 shares of $0.001 par value common stock to Sycamore by ImaRx.

3.	Elimination of ImaRx’s accumulated deficit and record the effects of recapitalization.
The pro forma financial information does not include adjustments for amortization of intangible assets as we have yet to determine the allocation of the purchase price. In addition, ImaRx expects to account for the embedded conversion feature on the convertible promissory notes held by the former shareholders of Sweet Spot as a derivative liability, however, it has not been presented due to the pending determination of how the derivative liability will be valued. In addition, total fees expected to be incurred by ImaRx and Sycamore related to the acquisitions are expected to be approximately $330,000 and are being expensed as incurred.